Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Pfeiffer High Investor Relations, Inc.
Geoff High
303-393-7044

DYNAMIC MATERIALS REPORTS FOURTH QUARTER

AND FULL-YEAR FINANCIAL RESULTS

BOULDER, Colo. — February 27, 2013 — Dynamic Materials Corporation (DMC) (Nasdaq: BOOM), today reported financial results for its fourth quarter and fiscal year ended December 31, 2012.

Fourth quarter sales were $52.5 million, down 3% from $54.3 million reported in last year’s fourth quarter, but a 5% sequential improvement from third quarter sales of $50.1 million.  Fourth quarter gross margin improved to 31% from 27% in the year-ago fourth quarter and was unchanged compared with the third quarter.

Operating income was $4.5 million, down 13% from $5.2 million reported in both last year’s fourth quarter and the 2012 third quarter.  Net income was $2.9 million, or $0.21 per diluted share, down 21% from $3.6 million, or $0.27 per diluted share, in the year-ago fourth quarter, and a decline of 24% from net income of $3.8 million, or $0.28 per diluted share, in the third quarter. The decline in operating income reflects $672,000 in stock-based compensation expense related to the accelerated vesting of restricted stock awards associated with management retirements.

Adjusted EBITDA was $9.1 million, up 5% from $8.7 million in last year’s fourth quarter, and a 2% increase from the $9.0 million reported in the third quarter.  Adjusted EBITDA is a non-GAAP (generally accepted accounting principles) financial measure used by management to measure operating performance.  See additional information about adjusted EBITDA at the end of this news release, as well as a reconciliation of adjusted EBITDA to GAAP measures.

Explosive Metalworking

Nobelclad, the Company’s Explosive Metalworking segment, reported sales of $30.7 million, down 1% from $31.0 million in the fourth quarter last year.  Operating income was $4.3 million, flat versus the same quarter a year ago.  Adjusted EBITDA was $5.7 million, also unchanged versus the comparable year-ago quarter.  The segment closed the year with an order backlog of $46 million versus $48 million at the end of the third quarter.

Oilfield Products

Sales at DMC’s Oilfield Products segment declined by 8% to $19.5 million from $21.2 million in the prior year’s fourth quarter. Operating income was $2.2 million, flat versus last year’s fourth quarter, while adjusted EBITDA improved 6% to $3.6 million from $3.4 million in the 2011 fourth quarter.

AMK Welding

Sales at DMC’s AMK Welding segment improved 16% to $2.4 million from $2.1 million in the prior year’s fourth quarter.  Operating income was $461,000, up 47% from $314,000 in the same quarter of 2011, and adjusted EBITDA was $610,000, an increase of 44% versus $424,000 in the prior year’s fourth quarter.

Full-year Results

Sales for 2012 were $201.6 million, down 4% from $208.9 million in 2011. Gross margin improved to 30% from 27% in the prior year. Operating income was $17.4 million, down 4% from $18.2 million in 2011.  Net income declined 6% to $11.7 million, or $0.87 per diluted share, from $12.5 million, or $0.93 per diluted share, in the prior year. Adjusted EBITDA increased 2% to $33.6 million from $32.9 million in 2011.  Cash flow from operating activities more than doubled to $20.0 million versus $9.7 million during the prior year.

Nobelclad reported full-year sales of $115.3 million, a decline of 9% from $126.2 million in 2011.  Operating income improved 9% to $17.4 million from $16.1 million in the prior year. Adjusted EBITDA increased 5% to $23.0 million from $21.9 million in 2011.

Full-year sales at DMC’s Oilfield Products segment increased 6% to $77.4 million from $72.8 million in 2011.  The segment reported full-year operating income of $7.0 million, up 14% from $6.2 million in 2011.  Adjusted EBITDA improved 14% to $12.7 from $11.1 million in 2011.

AMK Welding recorded full-year sales of $8.8 million, down 11% from $9.9 million in 2011. Operating income was $925,000 versus $2.1 million in the prior year.  Adjusted EBITDA was $1.5 million compared with $2.5 million in 2011.

Management Commentary

Yvon Cariou, president and CEO, said, “Although global economic conditions during 2012 slowed capital investment activity in our end markets, the year was marked by several strategic achievements that have further strengthened DMC’s structural foundation, as well as its prospects for long-range growth.  We enhanced the management teams of all three business segments, established a much stronger foothold in Asia, initiated the construction of major oilfield-product production facilities in Russia and North America, and expanded our customer base and end markets at AMK Welding.  Most importantly, the recent selection of Kevin Longe as my successor has ensured that DMC is supported by very strong leadership.  I am proud of the selection and transition process we executed during the past year, and could not be more confident in Kevin’s vision for the Company and his skill as a leader.  As I’ve said previously, I look forward to working closely with him from my position on the board of directors.”

Longe, who assumes the role of president and CEO on March 1, said, “We have worked hard in recent months to solidify the roadmap for DMC’s future, and I am very encouraged about the opportunities we have identified for each of our business segments and the Company as a whole.

“Our near-term focus will be both on the execution of several strategic and operational initiatives currently underway, and on achieving our sales and profit objectives in the face of continued challenging economic conditions.  Our Nobelclad team is working hard to capture some large order opportunities in the upstream energy and petrochemical sectors; our DYNAenergetics team is focused on the build-out of our shaped charge plants in Texas and Siberia, and enhanced product and inventory management programs; and we are expanding our overall sales and marketing presence in China, to name just a few.

“Our longer range objective is to accelerate the growth and cash flow generation of our existing segments.  We also intend to expand our family of technical niche businesses serving the global energy, infrastructure and industrial markets.  I believe we have established a very compelling strategy for enhancing our growth and bolstering shareholder value, and I look forward to leading DMC in the pursuit of our growth objectives.”

Guidance

Rick Santa, senior vice president and chief financial officer, said, “Based on the project opportunities we see at Nobelclad and the full-year sales forecasts at DYNAenergetics and AMK Welding, we currently anticipate our consolidated sales for 2013 will increase by 8% to 10% from the $201.6 million reported in 2012.  We also expect our gross margin will be in a range of 27% to 29% versus the 30% we reported in 2012.”

Santa said DMC’s blended effective tax rate for the full-year of 2013 is projected to be in a range of 20% to 22%.  The anticipated reduction versus the 2012 tax rate of 29.3% reflects the impact of certain recently enacted federal tax legislation that is applicable to 2012, but must be recognized in 2013 according to GAAP.  To reflect the effect of the legislation, the Company will recognize a tax benefit of approximately $900,000 in the 2013 first quarter.  Excluding the impact of the first quarter tax benefit, the blended effective tax rate for fiscal 2013 is projected to be in a range of 25% to 27%.

Given the recent dip in backlog at Nobelclad, management anticipates sales in the first fiscal quarter will decline between 7% and 10% versus the $50.2 million reported in the first quarter of 2012.  Gross margin is expected in a range of 27% and 28%.  During the quarter, the Company also expects to record a one-time expense of approximately $3.0 million associated with management retirements.

Conference call information

Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain).  Investors are invited to listen to the call live via the Internet at www.dynamicmaterials.com, or by dialing into the teleconference at 877-407-8031 (201-689-8031 for international callers).  No passcode is necessary.  Participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through March 6, 2013, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID # 408763.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and the company’s ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About Dynamic Materials Corporation

Based in Boulder, Colorado, Dynamic Materials Corporation serves a global network of customers in the energy, industrials and infrastructure markets through two core business segments — Nobelclad and DYNAenergetics — as well as a specialized industrial service provider, AMK Welding. The Nobelclad segment is the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. DYNAenergetics is an international manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells.  AMK Welding utilizes various specialized technologies to weld components for use in power-generation turbines, and commercial and military jet engines. For more information, visit the Company’s websites at http://www.dynamicmaterials.com and http://www.dynaenergetics.com.

Safe Harbor Language

Except for the historical information contained herein, this news release contains forward-looking statements, including our guidance for first quarter and full-year 2013 sales, margins, tax rates and one-time expenses and tax benefits, expectations regarding our global growth and operational initiatives, Nobelclad sales opportunities, technical niche business expansion and the Company’s China initiative and the other prospects we are pursuing at each of our three business segments.  These risks and uncertainties include, but are not limited to, the following: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the size and timing of customer orders and shipments; fluctuations in customer demand; our ability to successfully execute upon international growth opportunities; the success of planned senior leadership transition; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company’s SEC reports, including the annual report on Form 10-K for the year ended December 31, 2011.

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011

(Dollars in Thousands, Except Share Data)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2011	2012	2011
NET SALES	$52,519	$54,262	$201,567	$208,891
COST OF PRODUCTS SOLD	36,476	39,422	141,859	153,445
Gross profit	16,043	14,840	59,708	55,446
COSTS AND EXPENSES:
General and administrative expenses	5,327	4,484	19,141	16,711
Selling and distribution expenses	4,624	3,812	16,954	14,809
Amortization of purchased intangible assets	1,626	1,383	6,210	5,707
Total costs and expenses	11,577	9,679	42,305	37,227
INCOME FROM OPERATIONS	4,466	5,161	17,403	18,219
OTHER INCOME (EXPENSE):
Other income (expense), net	(422)	876	(32)	528
Interest expense, net	(222)	(719)	(819)	(1,937)
INCOME BEFORE INCOME TAXES	3,822	5,318	16,552	16,810
INCOME TAX PROVISION	976	1,732	4,858	4,369
NET INCOME	2,846	3,586	11,694	12,441
Less: Net loss attributable to non-controlling interest	(15)	(13)	(2)	(50)

NET INCOME ATTRIBUTABLE TO DYNAMIC MATERIALS CORPORATION	$2,861	$3,599	$11,696	$12,491
NET INCOME PER SHARE:
Basic	$0.21	$0.27	$0.87	$0.94
Diluted	$0.21	$0.27	$0.87	$0.93

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	13,269,079	13,093,517	13,264,636	13,089,691
Diluted	13,272,757	13,101,972	13,268,713	13,099,121

DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$0.04	$0.16	$0.16

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2012 AND 2011

(Dollars in Thousands)

	2012
	(unaudited)	2011
ASSETS

Cash and cash equivalents	$8,200	$5,276
Accounts receivable, net	36,981	36,368
Inventories	48,320	43,218
Other current assets	7,165	6,327

Total current assets	100,666	91,189

Property, plant and equipment, net	53,976	41,402
Goodwill, net	37,431	37,507
Purchased intangible assets, net	41,958	42,054
Other long-term assets	1,400	1,274

Total assets	$235,431	$213,426

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$11,281	$14,753
Customer advances	1,363	1,918
Dividend payable	540	535
Accrued income taxes	406	780
Other current liabilities	9,742	10,158
Current debt obligations	1,046	1,166

Total current liabilities	24,378	29,310

Lines of credit	37,779	26,462
Long-term debt	55	118
Deferred tax liabilities	9,211	10,185
Other long-term liabilities	1,452	1,308
Stockholders’ equity	162,556	146,043

Total liabilities and stockholders’ equity	$235,431	$213,426

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(Dollars in Thousands)

	2012
	(unaudited)	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,694	$12,441
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation (including capital lease amortization)	5,537	5,492
Amortization of purchased intangible assets	6,210	5,707
Amortization of deferred debt issuance costs	124	649
Stock-based compensation	4,443	3,397
Deferred income tax benefit	(1,267)	(1,587)
Loss on disposal of property, plant and equipment	—	35
Change in working capital, net	(6,771)	(16,408)
Net cash provided by operating activities	19,970	9,726
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(15,647)	(7,726)
Acquisition of TRX Industries	(10,294)	—
Change in other non-current assets	386	(5)
Net cash used in investing activities	(25,555)	(7,731)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on syndicated term loans	—	(22,247)
Borrowings on lines of credit, net	12,174	24,191
Payments on long-term debt	(1,176)	(663)
Payments on capital lease obligations	(66)	(295)
Payment of dividends	(2,155)	(2,130)
Payment of deferred debt issuance costs	—	(435)
Contribution from non-controlling stockholder	—	42
Net proceeds from issuance of common stock	193	177
Tax impact of stock-based compensation	(453)	(35)
Net cash provided by (used in) financing activities	8,517	(1,395)
EFFECTS OF EXCHANGE RATES ON CASH	(8)	104
NET INCREASE IN CASH AND CASH EQUIVALENTS	2,924	704

CASH AND CASH EQUIVALENTS, beginning of the period	5,276	4,572
CASH AND CASH EQUIVALENTS, end of the period	$8,200	$5,276

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Dollars in thousands)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2011	2012	2011
Explosive Metalworking	$30,653	$30,979	$115,333	$126,199
Oilfield Products	19,463	21,219	77,404	72,782
AMK Welding	2,403	2,064	8,830	9,910
Net sales	$52,519	$54,262	$201,567	$208,891

Explosive Metalworking	$4,300	$4,301	$17,439	$16,058
Oilfield Products	2,161	2,224	7,047	6,188
AMK Welding	461	314	925	2,056
Unallocated expenses	(2,456)	(1,678)	(8,008)	(6,083)
Income from operations	$4,466	$5,161	$17,403	$18,219

	For the three months ended December 31, 2012
	Explosive	Oilfield	AMK	Unallocated
	Metalworking	Products	Welding	Expenses	Total
Income from operations	$4,300	$2,161	$461	$(2,456)	$4,466
Adjustments:
Net loss attributable to non-controlling interest	—	15	—	—	15
Stock-based compensation	—	—	—	1,604	1,604
Depreciation	925	342	149		1,416
Amortization of purchased intangibles	518	1,108	—	—	1,626
Adjusted EBITDA	$5,743	$3,626	$610	$(852)	$9,127

	For the three months ended December 31, 2011
	Explosive	Oilfield	AMK	Unallocated
	Metalworking	Products	Welding	Expenses	Total
Income from operations	$4,301	$2,224	$314	$(1,678)	$5,161
Adjustments:
Net loss attributable to non-controlling interest	—	13	—	—	13
Stock-based compensation	—	—	—	862	862
Depreciation	875	324	110	—	1,309
Amortization of purchased intangibles	539	844	—	—	1,383
Adjusted EBITDA	$5,715	$3,405	$424	$(816)	$8,728

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Dollars in thousands)

(unaudited)

	For the twelve months ended December 31, 2012
	Explosive	Oilfield	AMK	Unallocated
	Metalworking	Products	Welding	Expenses	Total
Income from operations	$17,439	$7,047	$925	$(8,008)	$17,403
Adjustments:
Net loss attributable to non-controlling interest	—	2	—	—	2
Stock-based compensation	—	—	—	4,443	4,443
Depreciation	3,526	1,475	536	—	5,537
Amortization of purchased intangibles	2,054	4,156	—	—	6,210
Adjusted EBITDA	$23,019	$12,680	$1,461	$(3,565)	$33,595

	For the twelve months ended December 31, 2011
	Explosive	Oilfield	AMK	Unallocated
	Metalworking	Products	Welding	Expenses	Total
Income from operations	$16,058	$6,188	$2,056	$(6,083)	$18,219
Adjustments:
Net loss attributable to non-controlling interest	—	50	—	—	50
Stock-based compensation	—	—	—	3,397	3,397
Depreciation	3,609	1,394	489	—	5,492
Amortization of purchased intangibles	2,224	3,483	—	—	5,707
Adjusted EBITDA	$21,891	$11,115	$2,545	$(2,686)	$32,865

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income attributable to DMC	$2,861	$3,599	$11,696	$12,491
Interest expense	222	723	832	1,945
Interest income	—	(4)	(13)	(8)
Provision for income taxes	976	1,732	4,858	4,369
Depreciation	1,416	1,309	5,537	5,492
Amortization of purchased intangible assets	1,626	1,383	6,210	5,707
EBITDA	7,101	8,742	29,120	29,996
Stock-based compensation	1,604	862	4,443	3,397
Other (income) expense, net	422	(876)	32	(528)
Equity in earnings of joint ventures	—	—	—	—
Adjusted EBITDA	$9,127	$8,728	$33,595	$32,865